Exhibit 10.3

Execution Version

VOTING AGREEMENT dated as of December 11, 2023 (this “Agreement”), among Star Bulk Carriers Corp., a Republic of the Marshall Islands corporation (“Parent”), and the person named on the signature page hereto (“Shareholder”).

WHEREAS Parent, Star Infinity Corp., a Republic of the Marshall Islands corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Company”), have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS Shareholder is, as of the date of this Agreement, the record and/or beneficial owner of the number of shares of Company Common Stock set forth on Schedule A; and

WHEREAS as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, each party hereto agrees as follows:

SECTION 1.  Representations and Warranties of Shareholder.  Shareholder hereby represents and warrants to Parent as follows:

(a)  Organization; Authority; Execution and Delivery; Enforceability.  If Shareholder is not a natural person, (i) Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept), (ii) the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated by this Agreement and the compliance by Shareholder with the provisions of this Agreement have been duly authorized by all necessary action on the part of Shareholder and its governing body, members, stockholders and trustees, as applicable, and (iii) no other proceedings on the part of Shareholder (or Shareholder’s governing body, members, stockholders or trustees, as applicable) are necessary to authorize this Agreement, to consummate the transactions contemplated by this Agreement or to comply with the provisions of this Agreement.  Shareholder has all requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement (and each person (used herein as defined in the Merger Agreement) executing this Agreement on behalf of Shareholder that is not a natural person has full power, authority and capacity to execute and deliver this Agreement on behalf of Shareholder and to thereby bind Shareholder), to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement.  This Agreement has been duly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity.  If Shareholder is a natural person and is married and the Subject Shares of Shareholder constitute community property or if spousal or other approval is required for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Shareholder’s spouse, enforceable against such spouse in accordance with its terms.

(b)  No Conflicts; Consents.  The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by Shareholder with the terms of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancelation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Shareholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, (i) if Shareholder is not a natural person, any provision of any certificate of incorporation, bylaws or trust (or similar organizational documents) of Shareholder, (ii) any Contract to or by which Shareholder is a party or bound to or by which Shareholder’s properties or assets (including Shareholder’s Subject Shares) are bound or subject or otherwise under which Shareholder has rights or benefits or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Judgment, in each case, applicable to Shareholder or to Shareholder’s properties or assets (including Shareholder’s Subject Shares) other than, in the case of clauses (ii) and (iii) of this paragraph, any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, rights, losses, Liens or entitlements that individually or in the aggregate would not reasonably be expected to (x) impair in any material respect the ability of Shareholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement.  No consent, approval, order or authorization of, registration, declaration or filing with, or notice to any Governmental Entity or other person (including with respect to natural persons, any spouse, and with respect to trusts, any co-trustee or beneficiary) (“Consent”) is required to be made by Shareholder in connection with the execution and delivery of this Agreement by Shareholder or the consummation by Shareholder of the transactions contemplated by this Agreement or the compliance by Shareholder with the provisions of this Agreement, except for (1) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby (including any filing required under Section 13 or Section 16 under the Exchange Act), (2) filings or Consents contemplated by the Merger Agreement, (3) those Consents which have already been obtained or made, and (4) where the failure to obtain such Consents would not prevent or delay the performance by Shareholder of Shareholder’s obligations under this Agreement in any material respect.

(c)  Ownership.  As of the date of this Agreement, Shareholder is the record and/or beneficial owner of the number of shares of Company Common Stock set forth on Schedule A, and such shares constitute all of the shares of Company Capital Stock held of record, beneficially owned or for which voting power or disposition power is held by Shareholder as of the date of this Agreement.  Shareholder has good and marketable title, free and clear of any Liens (other than any Liens applicable to shares of Company Common Stock that may exist pursuant to securities laws, under the Shareholder’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to shares of Company Common Stock held in brokerage accounts), to those shares of Company Common Stock of which Shareholder is the record owner.  As of the date of this Agreement, Shareholder does not own, of record or beneficially, any option, warrant, call or other right to acquire or receive capital stock or other equity or voting interests in the Company other than any such rights granted pursuant to the Eagle Bulk Shipping Inc. Second Amended and Restated 2016 Equity Incentive Plan (the “Plan”).  Shareholder has the sole right to vote and Transfer Shareholder’s shares of Company Common Stock, excluding any restrictions on Transfer imposed on restricted stock granted pursuant to the Plan, and none of Shareholder’s shares of Company Common Stock are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of Shareholder’s shares of Company Common Stock that would reasonably be expected to (x) impair in any material respect the ability of Shareholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement.

SECTION 2.  Representations and Warranties of Parent.  Parent hereby represents and warrants to Shareholder as follows:

(a)  Organization; Authority; Execution and Delivery; Enforceability.  Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept).  The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated by this Agreement and the compliance by Parent with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and its governing body or stockholders, as applicable, and no other corporate proceedings on the part of Parent (or its governing body or stockholders, as applicable) are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the transactions contemplated by this Agreement.  Parent has all requisite corporate power and authority to execute and deliver this Agreement (and each person (used herein as defined in the Merger Agreement) executing this Agreement on behalf of Parent has full power, authority and capacity to execute and deliver this Agreement on behalf of Parent and to thereby bind Parent), to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement.  This Agreement has been duly executed and delivered by Parent and, assuming due authorization (in the case of Shareholder is not a natural person), execution and delivery by Shareholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity.

(b)  No Conflicts; Consents.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance by Parent with the terms of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancelation or acceleration of any material obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the certificate of incorporation or bylaws of Parent, (ii) any Contract or Parent Permit to which or by which Parent is a party or bound or to or by which any of the properties or assets of Parent is subject or bound or otherwise under which Parent has rights or benefits or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Judgment, in each case, applicable to Parent or its properties or assets other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, Liens, rights or entitlements that individually or in the aggregate could not reasonably be expected to (x) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement.  No Consent is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, other than as contemplated by the Merger Agreement.

SECTION 3.  Covenants of Shareholder.  Shareholder covenants and agrees, during the term of this Agreement, as follows:

(a)  At any meeting of the shareholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any postponement or adjournment thereof, or in any other circumstances upon which a vote, consent, action or other approval with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, Shareholder shall (i) appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all of Shareholder’s Subject Shares in favor of, and shall consent to (or cause to be consented to), (x) the approval of the Merger Agreement and the Merger, (y) the approval of the Convertible Note Share Issuance, and (z) any adjournment or postponement recommended by the Company with respect to the Company Shareholders Meeting to the extent permitted or required pursuant to Section 6.01(c) of the Merger Agreement.

(b)  At any meeting of the shareholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a vote, consent, authorization or other approval is sought, Shareholder shall vote (or cause to be voted) all of Shareholder’s Subject Shares against, and shall not (and shall not commit or agree to) consent to (or cause to be consented to), any of the following: (i) any Company Takeover Proposal or any Company Acquisition Agreement constituting or relating to any Company Takeover Proposal or (ii) any amendment of the Company Charter or the Company Bylaws (other than pursuant to and as permitted by the Merger Agreement) or any other proposal, action, agreement or transaction which, in the case of this clause (ii), would reasonably be expected to (A) result in a breach of any covenant, agreement, obligation, representation or warranty of the Company contained in the Merger Agreement or of Shareholder contained in this Agreement or (B) prevent, impede, interfere or be inconsistent with, delay, discourage or adversely affect the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement or by this Agreement.

(c)  With respect to Shareholder, “Subject Shares” shall mean, as of any date of determination, all of the shares of Company Common Stock held of record or beneficially by Shareholder as of such date.

(d)  Except to the extent that the Company or the Company Board is permitted to do so under the Merger Agreement, but subject to any limitations imposed on the Company or the Company Board under the Merger Agreement, Shareholder shall comply with the obligations of the Company set forth in Section 5.02(b) of the Merger Agreement.  Notwithstanding the foregoing and notwithstanding Section 3(e), nothing in this Agreement shall limit or restrict a Shareholder (i) that is a director of the Company from acting in his or her capacity as a member of the Company Board to the extent that such Company Board is engaging in activities expressly and specifically permitted under the Merger Agreement or (ii) that is an officer of the Company from acting in his or her capacity as an officer of the Company to the extent the Company is engaging in activities expressly and specifically permitted under the Merger Agreement.

(e)  Until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7, Shareholder shall not, and shall not commit or agree to, directly or indirectly, sell, transfer, pledge, exchange, assign, tender or otherwise dispose of (including by gift, merger or otherwise by operation of law) (collectively, “Transfer”), or consent to or permit any Transfer of, any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of the Company, or enter into any Contract, option, call or other arrangement with respect to the Transfer (including any profit-sharing or other derivative arrangement) of any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of the Company, to any person, except (i) pursuant to the terms and conditions of any plan entered into by the Shareholder prior to the date of this Agreement pursuant to Rule 10b5-1 under the Securities Act, (ii) in connection with the settlement of any RSUs pursuant to the terms of such awards granted under the Plan, and (iii) for any Transfers of Subject Shares made to satisfy Shareholder’s tax obligations in connection with any awards granted under the Plan that vest during such period.  Notwithstanding the foregoing, this Section 3(e) shall not prohibit a Transfer of the Subject Shares by Shareholder to: (A) any member of Shareholder's immediate family; (B) a trust under which distributions may be made only to Shareholder or any member of Shareholder’s immediate family; or (C) Shareholder's executors, administrators, testamentary trustees, legatees, or beneficiaries, for bona fide estate planning purposes by will or by the laws of intestate succession; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

(f)  (i)  Shareholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that Shareholder may have and agrees to take all actions necessary to opt out of any class in any class action with respect to, and agrees not to commence, participate or join in, any Action, derivative or otherwise, against Parent, Merger Sub, the Company, any of their Affiliates, any of their directors or officers or any of their respective successors (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, (B) alleging a breach of any fiduciary duty of any person in connection with the Merger, the Merger Agreement or the other transactions contemplated thereby or (C) otherwise relating to the Merger, the Merger Agreement or the Transactions.

(ii)  So long as this Agreement is in effect, Shareholder shall not, and Shareholder shall not permit any of its Subsidiaries to, or authorize or permit any affiliate, director, officer, trustee, spouse, employee or partner of Shareholder or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of Shareholder or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or by this Agreement without the prior written consent of Parent, except as may be required by applicable Law (including securities Laws and regulations) or court process, or as provided by the Merger Agreement.

(g)  Shareholder hereby agrees that, in the event (i) of any stock or extraordinary dividend or other distribution, stock split, reverse stock split, recapitalization, reclassification, reorganization, combination or other like change, of or affecting the Company Common Stock or (ii) that Shareholder purchases or otherwise acquires beneficial ownership of or an interest in, or acquires the right to vote or share in the voting of, any shares of capital stock of the Company, in each case after the execution of this Agreement (including by conversion, exercise, operation of law or otherwise) (collectively, the “New Shares”), any New Shares shall be deemed to be Subject Shares.

(h)  Disclosure.  Shareholder hereby authorizes the Company and Parent to publish and disclose in any press release or public announcement or in any disclosure required by the SEC and in the Form F-4 and Proxy Statement Shareholder’s identity and ownership of Shareholder’s Subject Shares and the nature of Shareholder’s obligations under this Agreement.

SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy.  (a)  In the event of a failure by Shareholder to act in accordance with Shareholder’s obligations as to voting pursuant to Section 3(a) or 3(b) prior to the termination of this Agreement, Shareholder hereby irrevocably (subject to Section 7) grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, Shareholder’s proxy and attorney‑in‑fact (with full power of substitution and re-substitution), for and in the name, place and stead of Shareholder, to vote all of Shareholder’s Subject Shares at any meeting of shareholders of the Company or any adjournment or postponement thereof, or grant a consent or approval in respect of Shareholder’s Subject Shares, in a manner consistent with the provisions of Section 3(a)-(b).  The proxy granted in this Section 4 shall expire upon the termination of this Agreement.

(b)  Shareholder represents that any proxies heretofore given in respect of Shareholder’s Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

(c)  Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement.  Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked.  Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 69(1)(c) and Section 69(6)(e) of the BCA.

SECTION 5.  Further Assurances.  Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 4 of this Agreement.

SECTION 6.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may in its sole discretion assign all of its rights, interests or obligations under this Agreement to any direct or indirect wholly owned Parent Subsidiary, but no such assignment shall relieve Parent of any of its obligations under this Agreement if the applicable assignee does not perform such obligations. Subject to the preceding sentences of this Section 6, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. Any purported assignment in violation of this Section 6 shall be void.

SECTION 7.  Termination.  This Agreement, including the irrevocable proxy granted pursuant to Section 4 hereof, shall terminate automatically upon the earliest to occur of: (i) the conclusion of the Company Shareholders Meeting at which the vote contemplated in Section 3(a) of this Agreement has occurred and the Subject Shares have been voted as specified therein, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) a Company Adverse Recommendation Change in accordance with the Merger Agreement, (iv) the termination of this Agreement by mutual written consent of the parties hereto, (v) the amendment of the Merger Agreement, without the prior written consent of Shareholder, in a manner that affects the economics or material terms of the Merger Agreement in a manner that is adverse to the Company or its shareholders (including with respect to the reduction of or the imposition of any restriction on Shareholder's right to receive the Merger Consideration, or any reduction in the amount or change in the form of the Merger Consideration) and (vi) the extension of the End Date other than as expressly contemplated by the Merger Agreement, without the prior written consent of Shareholder; provided, that Section 7 of this Agreement shall survive and instead shall expire upon the expiration of all rights of Parent thereunder.

SECTION 8.  General Provisions.  (a)  Amendments.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b)  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership (whether beneficial ownership or otherwise) of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Shareholder, and Parent shall have no authority to direct any Shareholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

(c)  Notices.  All notices, requests, claims, demands and other communications to any party hereunder shall be in writing and shall be deemed given upon delivery to the parties at the addresses or email addresses specified by the parties, including to Parent in accordance with Section 9.02 of the Merger Agreement and to Shareholder at the address set forth on Schedule A (or at such other address for a party as shall be specified by notice given in accordance with this Section 8(c)).

(d)  Interpretation.  When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” when used in this Agreement shall refer to the date of this Agreement.  The terms “or”, “any” and “either” are not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.  Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.  Unless otherwise specified in this Agreement, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all of the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(e)  Counterparts; Effectiveness.  This Agreement may be executed in one or more counterparts (including by facsimile, electronic signature, .pdf or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall not become effective unless and until (i) one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto and (ii) the Merger Agreement is executed and delivered by all parties thereto.  This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which will be deemed an original.

(f)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto and their respective successors and assigns any rights (legal, equitable or otherwise, except the rights conferred upon those persons specified as proxies in Section 4) or remedies, whether as third party beneficiaries or otherwise.

(g)  Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

(h)  Severability.  If any term, condition or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

(i)  Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably agrees that any Action arising out of this Agreement, and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom (such courts, the “Delaware Courts”).  In addition, each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of such court in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any Action arising out of this Agreement in any such court or that any such Action brought in such court has been brought in an inconvenient forum, (iv) agrees that it will not bring any Action arising out of this Agreement in any court other than any such court and (v) agrees that each of the other parties will have the right to bring any Action for enforcement of a judgment entered by such court.  The consents to jurisdiction and venue set forth in this Section 8(i) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any person other than the parties hereto.  Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8(c) of this Agreement.  Shareholder hereby appoints the Company as its agent for service of process for any claim, action, suit or other proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above.  The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by applicable Law.

(j)  Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 7 of this Agreement, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.  The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(k)  WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF THIS AGREEMENT.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(k).

(l)  Expenses.  All fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such fees, costs and expenses.

(m)  No Agreement as Director or Officer.  Shareholder has entered into this Agreement solely in Shareholder’s capacity as the record and beneficial owner of the Subject Shares (and not in any other capacity, including any capacity as a director or officer of the Company).  Nothing in this Agreement: (i) will limit or affect any actions or omissions taken by Shareholder or Shareholder’s Affiliate in Shareholder’s capacity as a director or officer of the Company or its Subsidiaries, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement, or (ii) will be construed to prohibit, limit, or restrict Shareholder from exercising Shareholder’s fiduciary duties or other legal obligations as a director or officer to the Company, the Company Subsidiaries or the Company’s shareholders, it being understood that this Agreement applies to Shareholder solely in its capacity as the holder of voting and dispositive power over the Subject Shares and does not apply to Shareholder’s or its Affiliate’s actions, judgments or decisions as a director or officer of the Company.

[Signature page follows]

IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and Shareholder has signed this Agreement, all as of the date first written above.

STAR BULK CARRIERS CORP.

by	/s/ Symeon (Simos) Spyrou
	Name:	Symeon (Simos) Spyrou
	Title:	Co Chief Financial Officer

[Signature Page to Voting Agreement]

SHAREHOLDER:

/s/ Randee E. Day
Randee E. Day

[Signature Page to Voting Agreement]

Schedule A

Company Common Stock

Address of Shareholder	Number of Subject Shares Owned Beneficially
c/o Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902	4,042

Schedule A

Address of Shareholder	Number of Shares Subject to Unvested Restricted Common Stock
c/o Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902	N/A